Exhibit 10.16

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is made as of the Effective Date (hereinafter defined) by and between 6800 Preston Limited, a Texas limited partnership (“Seller”) and Physicians Realty L.P., a Delaware limited partnership or its assigns permitted by Section 9.18 hereof (“Purchaser”).  In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

RECITALS:

WHEREAS, Seller currently owns the Property (as hereinafter defined), and wishes to sell the Property to Purchaser on the terms herein set forth, and Purchaser wishes to purchase the Property on the terms herein set forth;

NOW, THEREFORE, in consideration of the premises, TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby, acknowledged, and the mutual undertakings of the parties hereinafter set forth, it is hereby agreed by the parties as follows:

ARTICLE I

SALE AND PURCHASE

1.01                        Sale and Purchase.  Subject to the terms and provisions of this Agreement, Seller agrees to convey unto Purchaser, and Purchaser agrees to purchase from Seller, the property located at 6800 Preston Road (the “Land”) located in the City of Plano, Collin County, Texas, which Land is more particularly described and/or depicted on Exhibit “A” which is attached hereto and incorporated herein by reference for all purposes, together with (i) any and all rights of Seller in and to all rights and appurtenances pertaining to the Land, including, without limitation, all roads, alleys, easements, streets and ways adjacent to or serving the Land, strips and gores and rights of ingress and egress thereto; (ii) any and all rights of Seller in and to all improvements, structures and fixtures placed, constructed or installed on the Land (the “Improvements”) (the Land and the Improvements being sometimes collectively referred to as the “Real Property”); (iii) any and all rights of Seller in and to all equipment, furnishings, materials, and other tangible personal property placed or installed on or about the Real Property and used as part of or in connection therewith, and any and all building and site plans, construction specifications, prior surveys and similar items pertaining to the Property (collectively, the “Personal Property”); (iv) all assignable warranties and guaranties relating to the Real Property or the construction thereof (collectively, the “Warranties”); (v) all statutory and contract rights related to the construction, operation, ownership, maintenance, use, leasing, service or management of the Real Property, and any other agreements which are a part of the Property (but only to the extent assignable and only to the extent Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement) (collectively, the “Property Contracts”); and (vi) all of Seller’s right, title and interest in and to that certain Lease Agreement dated November 14, 2001, by and between Turner Windham L.L.C. and Meadowbrook Equities Limited (as duly assigned to Seller) and Lifecare Hospitals of North Texas, L.P. (“Lifecare”) as tenant, as amended by that certain First Amendment and Assignment and Assumption of the

Lease dated as of December 7, 2001, that certain Second Amendment to Lease Agreement dated May 28, 2002, and that certain letter agreement representing the Third Amendment to the Original Lease, dated June 7, 2012 (as amended the “Lifecare Lease”), and if applicable, all security deposits, prepaid rentals, and other refundable deposits and fees collected from the tenant under the Lifecare Lease and, plus any interest accrued thereon; excluding, however, any non-refundable deposits or fees paid by tenants to Seller thereunder (collectively, the “Deposits”).

1.02                        Definition of Property.  The Land, Improvements, Personal Property, Warranties and Property Contracts are sometimes referred to collectively herein as the “Property.”

ARTICLE II

CONSIDERATION

2.01                        Sale Price.  The sale price (the “Sale Price”) to be paid by Purchaser to Seller for the sale and conveyance of the Property shall be payable in full in cash at the Closing and, subject to adjustment for prorations as herein set forth, shall be the following sum:

EIGHTEEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS

($18,200,000.00)

2.02                        Earnest Money.  Purchaser shall deposit Earnest Money (as hereinafter defined) pursuant to this Agreement with First American Title Insurance Company, Attention: Tammy Mervin, 648 N. Plankinton Avenue, Suite 410, Milwaukee, Wisconsin 53203, fax 414-224-6188, office 414-203-4181, tmervin@firstam.com (the “Escrow Agent”) or (the “Title Insurer”), in accordance with the following provisions:

(a)                      Earnest Money.  Not later than three (3) business days after the Effective Date, Purchaser shall deposit earnest money with the Escrow Agent in the amount of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) in immediately available funds, which sum shall be invested by the Escrow Agent in an interest-bearing account with a federally insured financial institution pending disposition thereof in accordance with this Agreement (such sum and the interest accrued thereon being hereinafter referred to collectively as the “Earnest Money”).

If Purchaser does not terminate this Agreement pursuant to Section 4.01(b) hereof on or before the expiration of the Feasibility Period, then the Earnest Money shall be non-refundable after the expiration of the Feasibility Period, except in the event of Seller’s default or as otherwise expressly provided herein. If this Agreement is terminated after the expiration of the Feasibility Period pursuant to any provision hereof for reasons other than Seller’s default or as otherwise expressly provided herein, all of the Earnest Money shall thereupon be remitted to Seller.

(b)                      Disbursement of Earnest Money.  In the event that the sale of the Property is consummated as contemplated in this Agreement, then the Earnest Money shall be applied to the Sale Price.  In the event that this Agreement is terminated prior to consummation of the sale of the Property in accordance with this Agreement, then the Earnest Money shall be delivered as provided herein or as otherwise directed in writing by Purchaser and Seller.

(c)                                  Failure to Deposit Earnest Money.  A failure by Purchaser to deposit the Earnest Money within the time period specified above shall be a default by Purchaser hereunder.

(d)                                Disbursements of Earnest Money.  The Escrow Agent shall not disburse the Earnest Money to either party hereto until and unless either (i) the Escrow Agent has received a notice signed jointly by both parties or a court order directing such disbursement or (ii) the Escrow Agent has received a request for such disbursement signed by one of the parties and has given the other party notice of such request not less than five (5) business days prior to consummating such disbursement.

2.03                       Independent Consideration.  The sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) of the Earnest Money is delivered to the Escrow Agent for delivery by the Escrow Agent to Seller as independent consideration (the “Independent Consideration”) for the execution of this Agreement by Seller. The Independent Consideration is being paid to, and shall be retained by, Seller as additional consideration for this Agreement and not as part of the Sale Price. The Independent Consideration is deemed earned by Seller as of the Effective Date and is non-refundable in all events.

ARTICLE III

TITLE AND SURVEY DOCUMENTS

3.01                       Title Commitment.  Seller shall, within twenty (20) days after the Effective Date, at Seller’s sole cost and expense, cause to be prepared and furnished to Purchaser a current title commitment (the “Title Commitment”) issued by the Escrow Agent, effective as of a date which is on or after the Effective Date, showing Seller as the record title owner of the Land, by the terms of which the Escrow Agent, as agent for the Title Insurer, agrees to issue to or for Purchaser a standard Texas form of owner’s policy of title insurance (the “Title Policy”) at the Closing with respect to the Land in the amount of the Sale Price, insuring Purchaser’s indefeasible title to the Land to be good and indefeasible subject to the terms of such Title Policy and the exceptions specified therein, together with copies of all documents and plats, if any, which the Title Commitment specifies will be shown as exceptions on the Title Policy upon issuance, including items listed in Schedule B and Schedule C of the Title Commitment (the “Title Exception Documents”). The expenses of obtaining the Title Policy shall be paid by Seller and Purchaser as hereinafter provided.

3.02                       Survey.  Seller has heretofore delivered to Purchaser a copy of its existing survey of (the “Existing Survey”).  Purchaser may, at Purchaser’s sole cost and expense, cause the Existing Survey to be updated and certified to current date (the “Survey”).

3.03                       Review of Title and Survey.  Purchaser shall have a period of time (the “Title Review Period”) ending on the date that is five (5) days prior to the expiration of the Feasibility Period in which to notify Seller in writing of any objections Purchaser has to any matters shown on or in the Title Commitment, the Title Exception Documents or the Survey (or Existing Survey as the case may be). All objections raised by Purchaser in the manner herein provided are hereafter collectively called “Objections.” Seller shall have the option, but not the obligation, to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to the Closing) during the period of time (the “Cure Period”) ending on the third (3rd) day after Seller’s receipt of notice of such Objections. Except to the extent that Seller cures, or agrees in writing to cure, such Objections during the Cure Period, Seller shall be deemed to have elected not to cure such matters. In the event Seller is, or is deemed to be, unable or unwilling to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to the Closing) within the Cure Period, then either (i) this Agreement may be terminated in its entirety by or on behalf of Purchaser by giving Seller written notice to such effect during the period of time (the “Termination Period”) ending on the third (3rd) day following the end of the Cure Period, whereupon the Escrow Agent shall return the Earnest Money to Purchaser and the Escrow Agent shall be authorized to make such disbursements of the Earnest Money without any further joinder or approval of Seller or Purchaser, and thereafter all parties hereto or mentioned herein shall be released and relieved of further obligations, liabilities or claims hereunder (except as provided in this Agreement to the contrary); or (ii) any such Objections may be waived by or on behalf of Purchaser, with Purchaser to be deemed to have waived such Objections if notice of termination is not given within the Termination Period.  Any title encumbrances or exceptions which are set forth in the Title Commitment, the Title Exception Documents or the Survey (or the Existing Survey) and to which Purchaser does not object on or prior to the last day of the Title Review Period (or which are thereafter waived or deemed to be waived by Purchaser) shall be deemed to be permitted exceptions (collectively, the “Permitted Exceptions”) to the status of Seller’s title to the Property.

Notwithstanding the foregoing, Seller shall remove or cure (a) consensual liens, judgments or other encumbrances granted by Seller after the Effective Date without Purchaser’s written consent, (b) any consensual liens granted by Seller under a deed of trust or other security instrument securing indebtedness of Seller, (c) any judgements or mechanic’s or materialmens’ liens arising by, through or under Seller, and (d)  any unpaid ad valorem taxes and special assessments for any years prior to the year of the Closing (matters described in (a) through (d) are collectively referred to herein as “Non-Permitted Liens”).  Notwithstanding anything herein to the contrary, the Permitted Exceptions shall not include any Non-Permitted Liens.

ARTICLE IV

FEASIBILITY; PROPERTY CONTRACTS

4.01                       Feasibility Study.  Purchaser shall be entitled to conduct a feasibility study of the Property in accordance with the following provisions:

(a)                                 Feasibility Period.  Purchaser’s feasibility study of the Property may be conducted during the period of time (the “Feasibility Period”) commencing on the Effective Date and ending at 5:00 p.m., Dallas, Texas time, on September 18, 2013.

(b)                                 Feasibility Determination.  The physical condition and all other aspects of the Property (including appraisal, environmental, economic and entitlements) shall meet the approval of Purchaser, in Purchaser’s sole judgment and discretion, based upon on-site inspections of the Property, and other investigations and inquiries made by Purchaser or Purchaser’s representatives during the Feasibility Period including, but not limited to, a review of the Lifecare Lease.  Seller has heretofore delivered a complete copy of the Lifecare Lease and guaranty thereof, together with all amendments thereto. If Purchaser disapproves the condition or any other aspect of the Property or this transaction as the result of such feasibility study, for any reason or for no reason at all, Purchaser shall notify Seller and the Escrow Agent in writing of such disapproval prior to the termination of the Feasibility Period, and this Agreement shall thereupon be terminated. In that event, the Earnest Money shall be returned to Purchaser and the Escrow Agent shall be authorized to make such disbursements of the Earnest Money without any further joinder or approval of Seller or Purchaser. If Purchaser does not notify Seller and the Escrow Agent in writing prior to the expiration of the Feasibility Period that Purchaser has disapproved the Property and elected to terminate this Agreement as herein provided, then Purchaser shall be deemed conclusively to have waived the right to terminate this Agreement under the provisions of this Section 4.01(b).  Seller shall cooperate with Purchaser to make the Property fully accessible to Purchaser and Purchaser’s consultants for purposes of Purchaser’s inspections and tests during the Feasibility Period, subject to the terms and conditions of the Lease.

(c)                                  Inspection Rights and Indemnity.  Subject to the terms and conditions of the Lifecare Lease, Seller hereby grants to Purchaser the right to enter upon the Property at any reasonable time during the term of this Agreement prior to the Closing to make inspections thereof or for other purposes incident to Purchaser’s requirements relative to the acquisition and use of the Property. Purchaser, at any time and from time to time prior to the Closing, may contract for the services of persons to perform one or more environmental site audits on the Property for the purpose of determining whether there exists on the Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of the Property arising under any state, federal or local law, rule or regulation relating to hazardous materials.  On request, Purchaser shall make the results of such audits fully available to Seller, which may at its election participate under reasonable procedures in the direction of such audits. The cost of performing such audits shall be paid by Purchaser.  Any invasive testing shall be subject to Seller’s prior written consent not to be unreasonably withheld or delayed.  The Property shall be restored substantially to its present condition after any such tests, at Purchaser’s sole expense. Purchaser hereby indemnifies Seller against and agrees to defend and hold Seller harmless from all claims, costs, expenses, injuries, accidents or damage, and shall repair any physical damage, to or on the Property, caused by Purchaser or Purchaser’s inspecting agents during Purchaser’s inspections, which obligations shall survive the Closing and any termination of this Agreement, any other provision hereof to the contrary notwithstanding; provided, however, Purchaser shall have no liability for any diminution in value of the Property as a result of matters or conditions identified during its inspection of the Property and the materials delivered or made available to Seller. Purchaser’s inspection activities will be conducted upon reasonable advance notice to Seller and in a manner which will result in the least possible interference with Lifecare. Seller shall be entitled to require Purchaser’s agents and representatives to be accompanied by Seller’s representatives during any inspection of the Property. In no event shall Purchaser nor any agent or representative of Purchaser be entitled to enter onto the Property for purposes of making any such inspections until and unless Seller shall have been furnished with an appropriate certificate of insurance confirming that Purchaser or such agent or representative has insurance in full force and effect covering the activities of such persons on the Property in the amounts described in that certain Temporary Access License between Seller and Purchaser.

(d)                                 Due Diligence Materials.  On or prior to the Effective Date, Seller shall deliver or cause to be delivered to Purchaser copies of the items listed on Schedule 4.01(d) attached hereto in Seller’s possession or control.

(e)                                  Estoppel and SNDA.  On or before the expiration of the Fesibility Period, Seller shall reasonably cooperate in Buyer seeking to obtain, duly executed originals from LifeCare of: (i) a Subordination Non-Disturbance and Attornment Agreement (“SNDA”) in the form attached hereto as Exhiibt “G,” and (ii) a certificate in the form attached hereto as Exhibit “H” (“Estoppel Certificate”).  If the Estoppel Certificate and SNDA have not been delivered to Buyer in the required form or in a form otherwise acceptable to Buyer within the aforesaid time period, then Buyer, at its option and sole remedy, may terminate this Agreement in accordance with the provisions of Section 4.01(b) above.

(f)                                   Waiver of Right of First Refusal.  On or before the expiration of the Fesibility Period, Seller shall reasonably cooperate in Buyer seeking to obtain, a duly executed original from LifeCare waiving its right of first refusal to purchase the Property set forth in the LifeCare Lease.  If the waiver has not been delivered to Buyer in the required form or in a form otherwise acceptable to Buyer within the aforesaid time period, then Buyer, at its option and sole remedy, may terminate this Agreement in accordance with the provisions of Section 4.01(b) above.

4.02                       Property Contracts.  Purchaser shall not assume any property management or leasing commission agreements entered into by Seller or binding Seller and the Property at the Closing.  Seller shall remain solely liable for such contracts and agreements and shall indemnify, defend and hold Buyer harmless from and against the claims of any person or party making any claim in connection with such contracts and agreements.  The provisions of this Section 4.02 shall survive Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.01                        Representations, Warranties and Covenants of Seller.

(a)                                 Representations and Warranties.  Seller makes the following warranties and representations that shall be true and correct as of the Effective Date and on the Closing Date:

(1)                                 There is no litigation or proceeding pending or, to Seller’s knowledge, threatened against or relating to Seller or the Property.

(2)                                  Seller is a limited partnership duly organized and validly existing under the laws of the State of its organization or formation, and Seller is properly authorized to do business in the State in which the Property is located.  Seller is authorized and permitted to enter into this Agreement and to perform all covenants and obligations of Seller hereunder, and Seller’s right to execute this Agreement is not limited by any other agreements.  The person signing this Agreement has been authorized by Seller to do so.  The execution and delivery of this Agreement, the consummation of the transaction described herein and compliance with the terms of this Agreement will not conflict with, or constitute a default under, any agreement to which Seller is a party or by which Seller or the Property is bound, or violate any regulation, law, court order, judgment, or decree applicable to Seller or the Property.

(3)                                 There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the Bankruptcy Code, 11 U.S.C. §101, et seq., or under any other debtor relief laws contemplated by or pending or threatened against Seller.

(4)                                  Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and applicable regulations.

(5)                                 No person, corporation, or other entity except Lifecare has, or on the Closing Date shall have, any right or option granted by Seller (or any other right or option of which Seller is aware) to acquire all or any portion of the Property.

(6)                                 Seller has not received from any governmental authority written notice of any violation of any zoning, building, fire or health code or any other statute, ordinance, rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof,  that have not been disclosed to Purchaser during the Feasibility Period and that will not have been corrected prior to the Closing solely at Seller’s or Lifecare’s expense.

(7)                                  Seller has all requisite power and authority to own and operate the Property, to execute and deliver this Agreement, and to carry out its obligations hereunder and the transactions contemplated hereby.  This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Seller and constitute Seller’s legal, valid and binding obligations, enforceable against Seller in accordance with their terms.  The consummation by Seller of the sale of the Property is not in violation of, or in conflict with, nor does it constitute a default under, any term or provision of the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is or may be bound.

(8)                                  There are no existing leases, whether oral or written, agreements of sale, options, rights of first refusal, rights of first offer, tenancies, licenses or any other claims to possession or use affecting Seller and the Property, except for the Lifecare Lease.  The LifeCare Lease is in full force and effect and has not been further amended, modified or supplemented.  LifeCare is in actual possession in the normal course and, to the actual knowledge of Seller, is not in default thereunder.  LifeCare has not asserted any claim of which Seller has notice which would in any way affect the collection of rent from LifeCare, and no written notice of default or breach on the part of the landlord under the LifeCare Lease has been received by Seller or its agents from LifeCare.

(b)                                 Covenants.  In order to induce Purchaser to enter into this Agreement, Seller covenants and agrees as follows:

(1)                                  During the term of this Agreement, (i) Seller shall not in any way affect the condition of the title of the Property, without the prior written approval of the Purchaser and (ii) Seller will perform its obligations under the Lifecare Lease, in accordance with good and prudent business practices.  Seller may not amend, terminate or waive any right under the Lifecare Lease without Purchaser’s consent.

(2)                                 Except as provided above, Seller will not enter into any contract that will be an obligation affecting the Property after the Closing, unless such contract has been disclosed to Purchaser during the Feasibility Period and is of the type that is entered into in the ordinary course of business and is terminable without cause and without the payment of any termination penalty on not more than thirty (30) days’ prior notice.

(3)                                  Except as provided above, Seller will not, without the prior written consent of Purchaser, further encumber or permit encumbrance of the Property in any manner that will survive the Closing.

(4)                                 Seller shall promptly give written notice to Purchaser of the occurrence of any event which affects the truth or accuracy in any material respect of any representations or warranties made or to be made by Seller under or pursuant to this Agreement.

(c)                                  Survival of Representations and Warranties.  If any of the foregoing warranties and representations proves to be untrue or incorrect in any material respect prior to the Closing, Purchaser shall either: (1) terminate this Agreement by written notice delivered to Seller, in which event the Earnest Money will be promptly refunded to Purchaser, and thereafter neither Seller nor Purchaser will have any further duties or obligations hereunder, except as otherwise expressly provided herein, or (2) proceed to the Closing, thereby waiving any further claim as to such untruth or inaccuracy.  The representations and warranties set forth in this Agreement will be true, accurate and correct in all material respects upon the execution of this Agreement and on and as of the Closing Date, and will survive the Closing for a period of six (6) months.

5.02                        Representations and Acknowledgments of Purchaser.  Purchaser hereby represents and acknowledges that:

(a)  Except as otherwise provided herein, Purchaser has not relied, and is not relying, on any information, document, sales brochures, or other literature, maps or sketches, projections, pro formas, statements, representations, guarantees, or warranties (whether expressed or implied, or oral or written, or material or immaterial) that may have been given by, or made by, or on behalf of, Seller.

(b)  Purchaser has had and will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual, and other inquiries and investigations as it deems necessary, desirable, or appropriate with respect to the Property.  Those inquiries and investigations of Purchaser may include, but are not limited to, contracts pertaining to the Property, the physical components of all portions of the Property, the condition of the Property, the existence of any hazardous substances or organisms on the Property, the state of facts that an accurate survey and inspection would show, the present and future zoning ordinances, resolutions, and regulations of the city, county, and state where the Property is located, and the value and marketability of the Property.

(c)  Purchaser is a limited partnership duly organized and validly existing under the laws of the State of its organization or formation, and Purchaser is or will be properly authorized to do business in the State in which the Property is located.  Purchaser is authorized and permitted to enter into this Agreement and to perform all covenants and obligation of Purchaser hereunder, and Purchaser’s right to execute this Agreement is not limited by any other agreements. The person signing this Agreement has been authorized by Purchaser to do so.  The execution and delivery of this Agreement, the consummation of the transaction described herein and compliance with the terms of this Agreement will not conflict with, or constitue a default under, any agreement to which Purchaser is a party or by which Purchaser or the Property is bound, or violate any regulation, law, court order, judgment, or decree applicable to Purchaser or the Property.

5.03                        Deceptive Trade Practices-Consumer Protection Act - Waiver of Consumer Rights.  It is the intent of Seller and Purchaser that the rights and remedies with respect to the transaction contemplated by this Agreement shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act. Purchaser acknowledges and agrees that (a) it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated by this Agreement, (b) Purchaser and Seller are not in significantly disparate bargaining positions with respect to this Agreement, and (c) both Purchaser and Seller have been represented by legal counsel of independent selection. Accordingly, Purchaser hereby waives the provisions of Chapter 17, Subchapter E, Section 17.41-17.63, inclusive (other than Section 17.555, which is not waived) of the Texas Business and Commerce Code, generally known as the “Texas Deceptive Trade Practices-Consumer Protection Act,” a law that gives consumers special rights and protections. After consultation with an attorney of Purchaser’s own selection, Purchaser voluntarily consents to this waiver.  Purchaser acknowledges that the attorney with whom Purchaser has consulted was not directly or indirectly identified, suggested or selected by Seller or an agent of Seller.

5.04                        DISCLAIMER.  OTHER THAN AS EXPRESSLY PROVIDED HEREIN AND IN THE DOCUMENTS TO BE EXECUTED AT THE CLOSING, THE SALE OF THE PROPERTY IS MADE ON AN “AS IS, WHERE IS AND WlTH ALL FAULTS” BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER, SELLER MAKES NO WARRANTY OR REPRESENTATION (OTHER THAN AS EXPRESSLY PROVIDED HEREIN AND IN THE DOCUMENTS TO BE EXECUTED AT THE CLOSING), EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY

WARRANTY OF CONDITION, TITLE (OTHER THAN THE SPECIAL WARRANTY OF TITLE WITH RESPECT TO THE LAND), HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PROPERTY OR ANY PORTION THEREOF. PURCHASER ACKNOWLEDGES THAT THE FOREGOING DISCLAIMER PROVISIONS REPRESENT THE RESULTS OF SPECIFIC NEGOTIATIONS BETWEEN THE PARTIES AND THAT SELLER WOULD NOT BE WILLING TO SELL THE PROPERTY TO PURCHASER FOR THE SALE PRICE AND ON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT UNLESS SUCH DISCLAIMER PROVISIONS WERE INCLUDED IN THIS AGREEMENT. THE FOREGOING DISCLAIMER PROVISIONS SHALL SURVIVE THE CLOSING AND SHALL, AT THE ELECTION OF SELLER, BE REPEATED IN THE DEED AND OTHER INSTRUMENTS EXECUTED AND DELIVERED BY SELLER AT THE CLOSING.

ARTICLE VI

CLOSING

6.01                         Closing Date and Time.  Provided that all of the conditions of this Agreement shall have theretofore been satisfied, the closing (the “Closing”) of the purchase and sale of the Property shall be conducted at the offices of the Escrow Agent (or at such other location as shall be mutually agreeable to Seller and Purchaser) at 10:00 a.m., Dallas, Texas time, on or before ten (10) days after expiration of the Feasibility Period or on such earlier date as Purchaser shall designate by at least five (5) days advance notice to Seller, but in no event later than September 27, 2013.  The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

6.02                        Seller’s Closing Matters.  At the Closing, Seller shall do the following:

(a)                                 Special Warranty Deed.  Execute, acknowledge and deliver to Purchaser a special warranty deed (the “Deed”) substantially in the form attached hereto as Exhibit “C” conveying to Purchaser good and indefeasible title in fee simple to the Real Property, subject only to the Permitted Exceptions;

(b)                                Bill of Sale.  Execute and deliver to Purchaser a blanket conveyance, bill of sale and assignment (the “Bill of Sale”) substantially in the form attached hereto as Exhibit “D” conveying, transferring and assigning to Purchaser title to all Personal Property, Warranties and Property Contracts;

(c)                                 Assignment of Leases.  Execute and deliver to Purchaser an assignment and assumption of leases including, but not limited to, the Lifecare Lease (the “Assignment of Leases”) substantially in the form attached hereto as Exhibit “E” assigning all of Seller’s interest in, to and under the Leases, including the Lifecare Lease and the Deposits;

(d)                                 Non-foreign Person Affidavit.  Execute and deliver an affidavit in form and substance reasonably satisfactory to Purchaser confirming that Seller is not a foreign person or entity within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

(e)                                 Evidence of Authority.  Deliver to Purchaser such evidence of Seller’s authority to consummate the sale of the Property as Purchaser or the Escrow Agent may reasonably request;

(f)                                  Keys.                 Deliver all keys to all locks on the Property in the possession of Seller;

(g)                                 Other Information.  Deliver all plans, specifications, mechanical, electrical and plumbing layouts, operating manuals, and other similar information in the possession of Seller and related to the Property;

(h)                                 Possession of Property.  Deliver possession of the Property to Purchaser subject to the Leases and the Permitted Exceptions;

(i)                                   Other Items.  Execute and/or deliver any and all other items contemplated by the terms of this Agreement or reasonably required by Purchaser or its legal counsel or by the Escrow Agent;

(j)                                    Title Policy.  Cause the Title Policy to be issued to or for Purchaser containing only the Permitted Exceptions and the standard printed exceptions therein, except:

(1)                                 the exception relating to restrictions affecting the Property shall be deleted, except for such restrictions as may be included in the Permitted Exceptions;

(2)                                  the exception relating to discrepancies, conflicts or shortages in area or boundary lines or any encroachment or overlapping of improvements that a survey may show shall, if permitted by the Title Insurer, be amended to read “shortages in area” only, but the additional premium for such amendment and cost for updated Survey to permit such endorsement shall be at Purchaser’s sole cost and expense;

(3)                                 the exception as to the lien for taxes and assessments will be limited to the year in which each Closing occurs; and

(4)                                  any exception for “parties in possession” will be limited to the rights of tenants, as tenants only, pursuant to the Leases.

(k)                                 Tenant Notification Letter.  Execute and deliver to Purchaser a letter (the “Tenant Notification Letter”) dated as of the Closing Date, in the form attached hereto Exhibit “F” evidencing the assumption by Purchaser of the landlord’s duties and obligations under the Lifecare Lease, accruing on or after the Closing Date, and, immediately after the Closing, the Title Company shall deliver each such Tenant Notification Letter to Purchaser, and Purchaser shall deliver each such Tenant Notification Letter to the applicable tenant; and

(l)                                    Leases.  Original copies, or conforming copies, of all Leases and contracts affecting the Property

6.03                        Purchaser’s Closing Matters.  At the Closing, Purchaser shall do the following:

(a)                                 Sale Price.  Deliver the Sale Price to the Escrow Agent by Federal Reserve System wire transfer or other immediately available good funds;

(b)                                Evidence of Authority.  Deliver such evidence of authority to close the purchase of the Property pursuant to this Agreement as the Escrow Agent reasonably requests;

(c)                                  Assignment of Leases.  Execute and deliver to Seller the Assignment of Leases;

(d)                                 Tenant Notification Letter.  Execute and deliver to Seller the Tenant Notification Letter; and

(e)                                  Other Items.  Execute, acknowledge where required and/or deliver any and all other items contemplated by the terms of this Agreement or reasonably required by Seller or its legal counselor by the Escrow Agent.

6.04                       Closing Costs.  Any escrow fee and expenses charged by the Escrow Agent shall be paid equally by Seller and Purchaser. Seller shall pay (a) all costs for title curative matters it agreed to undertake; and (b) its share of the prorations described below. Purchaser shall pay; (a) all basic premium costs for the Title Policy, with Purchaser to pay for any modifications or endorsements (including, without limitation, the additional premium for modifying the printed survey exception, if requested by Purchaser); (b) the cost of recording the Deed for the Real Property; (c) all costs for the updated Survey; and (d) its proportionate share of the prorations described below. Each party shall be responsible for the payment of its own attorneys’ fees incurred in connection with this Agreement and all other expenses which such party incurs. Additionally, any expenses, charges and fees of the Closing, not specifically allocated herein or incurred by a specific party, shall be borne by the parties in accordance with general custom in Dallas County, Texas, or, if no such custom exists, shall be borne equally between the parties.

6.05.                     Prorations.  Prorations shall be made as follows on the Closing Date:

(a)                                 Current Ad Valorem Taxes.  As real and personal property ad valorem taxes pertaining to the Property are payable by Lifecare pursuant to the Leases, there shall be no proration of the same.

(b)                                 Other Taxes and Assessments.  Except as otherwise provided in subsection (a) above, all special taxes or assessments to the Closing Date (excluding installments due after the Closing Date with respect to special assessments which are payable in installments) and all ad valorem taxes for periods prior to the tax year in which the Closing occurs not payable by Lifecare shall be paid in full by Seller on or before Closing.

(c)                                 Utilities Charges and Deposits.  Water and sewer service charges, and charges for all other utilities, if any, including, without limitation, steam, electricity and gas are payable by Lifecare and shall not be prorated..

(d)                                Leasing Costs.  Seller agrees to pay or discharge at or prior to the Closing all leasing commissions under any leasing commission agreements, costs for tenant improvements, legal fees and other costs and expenses (collectively, “Leasing Costs”) that are due with respect to the Leases.

(e)                                 Deposits.  The amount of Deposits paid under the Leases and not theretofore applied, shall be credited to Purchaser against the Sale Price on the Closing Date.  Purchaser shall assume at the Closing the obligation to pay the Deposits, to the extent that such Deposits are credited to Purchaser at the Closing. Seller shall give Purchaser written notice prior to applying any Deposits to past due rents or any other tenant default after the Effective Date.

(f)                                   Post-Closing Adjustments.  Seller shall, on or before the Closing, furnish to Purchaser and the Escrow Agent all information reasonably available to Seller which is necessary to compute the foregoing prorations. To the extent possible, the amount of any adjustment described in this section shall be estimated and paid at the Closing based upon the best information available to Purchaser and Seller at the time, and shall be adjusted as soon thereafter as may be reasonably practicable when final billings are available or when such amounts may be determined with reasonable certainty. The foregoing obligations shall survive the Closing for a period of three (3) months, any other provision hereof to the contrary notwithstanding.

6.06.                     Indemnifications.  Except as otherwise provided herein, Seller shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period of Seller’s ownership of the Property prior to the Closing Date not payable by Lifecare pursuant to the Lifecare Lease, and shall indemnify, defend and hold harmless Purchaser from such costs and liabilities and from all reasonable attorney’s fees expended by Purchaser in connection therewith.  Except as otherwise provided herein, Purchaser shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period from and after the Closing Date not payable by Lifecare pursuant to the Lifecare Lease, and shall indemnify, defend and hold harmless Seller from such costs and liabilities and from all reasonable attorney’s fees expended by Seller in connection therewith.  The terms and provisions of this Section shall survive the Closing.

ARTICLE VII

REMEDIES

7.01                        Purchaser’s Remedies.  In the event that Seller fails or refuses to comply with its obligations hereunder, Purchaser not being in default hereunder, the following options shall be available to be exercised by or on behalf of Purchaser, as Purchaser’s sole and exclusive remedies: (a) to terminate this Agreement by giving Seller timely written notice of such election prior to or at the Closing, and thereupon this Agreement shall terminate, and Purchaser shall be entitled to the immediate return of the Earnest Money, and all parties hereto or mentioned herein shall be relieved and released of all further obligations, claims and liabilities hereunder; (b) to waive, prior to or at the Closing, the applicable objection or condition and proceed to close the transaction contemplated hereby in accordance with the remaining terms hereof; or (c) to enforce specific performance of Seller’s obligations under this Agreement; provided, however, that any such action for specific performance must be instituted, if at all, within thirty (30) days after the breach or alleged breach by Seller and, if such action is not so instituted within such period of time, then Purchaser shall be deemed conclusively to have waived the right to institute such action and to have elected to pursue the other remedies provided hereinabove; and provided further, however, that no action for specific performance may be instituted by Purchaser against Seller with respect to any breach of a representation and warranty or failure of any condition due to any cause not reasonably within the control of Seller, Purchaser’s remedies in such event being limited to termination or waiver as described above.

7.02                        Seller’s Remedies.  If Purchaser fails or refuses to perform Purchaser’s obligations pursuant to this Agreement, Seller not being in default hereunder, Seller shall be entitled to the following remedies (a) to enforce specific performance of Purchaser’s obligations under this Agreement; or (b) to terminate this Agreement by written notice to Purchaser and the Escrow Agent, in which event Seller shall be entitled to receive the proceeds of the Earnest Money as liquidated damages and not as a penalty in full satisfaction of Seller’s claim (including attorneys’ fees) against Purchaser. Seller and Purchaser agree that it is difficult to determine the actual amount of Seller’s damages arising out of Purchaser’s breach but the amount of the Earnest Money is a liquidated amount of damages to which the parties have agreed in a sincere effort to make the damages certain.

ARTICLE VIII

RISK OF LOSS

8.01                         Risk of Loss in General.  Risk of loss until the Closing Date shall be borne by Seller and Purchaser as provided in the Leases while the same is still in force and, if applicable, thereafter borne as provided below.  In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty, or through condemnation or sale in lieu thereof, occurs prior to the actual closing of the transaction contemplated hereby, then Purchaser shall have the option to:  (i) close the transaction contemplated hereby and take an assignment of and receive in cash all insurance or condemnation proceeds payable as a result of such casualty loss or condemnation, and receive a credit against the Sale Price in the amount of any deductible applicable to such insurance coverage, or, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, to receive a credit against the Sale Price in the amount of such casualty loss or condemnation proceeds together with any deductible amount applicable thereto; or (ii) terminate this Agreement by giving Seller timely written notice of such election prior to or at the Closing, and thereupon this Agreement shall terminate, and Purchaser shall be entitled to the immediate return of the Earnest Money, and all parties hereto or mentioned herein shall be relieved and released of all further obligations, claims and liabilities hereunder except as otherwise expressly provided herein.

ARTICLE IX

MISCELLANEOUS

9.01                        Escrow Instructions.  In the event either party hereto becomes entitled to the Earnest Money as liquidated damages, or upon termination of this Agreement in accordance with its terms, Purchaser and Seller covenant and agree to deliver a letter of instruction to the Escrow

Agent directing the disbursement of the Earnest Money to the party entitled thereto. In the event either party hereto fails or refuses to sign or deliver such an instruction letter when the other party is entitled to a disbursement of the Earnest Money, then the party so failing or refusing to sign or deliver such letter shall pay, upon the final order of a court with appropriate jurisdiction stating that such other party is entitled to a disbursement of the Earnest Money, all reasonable attorneys fees and court costs incurred by the party so entitled to the Earnest Money in connection with its recovery thereof.

9.02                        Integration.  This Agreement constitutes the entire and final expression of the agreement of the parties hereto and supersedes all prior agreements and understandings of the parties, either oral or written, including, without limitation, that certain Temporary Access License, and that certain confidentiality agreement dated June 3, 2013 (collectively, the “Other Agreements”). There are no other agreements, oral or written, between the parties regarding the Property.

9.03                        Modification.  This Agreement can be amended only by written agreement signed by the parties hereto and by reference made a part hereof.

9.04                        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

9.05                       Notices.  Any notice, communication, request, demand, reply or advice (severally and collectively referred to as “Notice”) in this Agreement required or permitted to be given, made or accepted must be in writing. Notice may, unless otherwise specifically provided herein, be given or served (a) by depositing the same in a receptacle regularly maintained and serviced by the United States Postal Service, postage pre-paid, registered or certified, and addressed to the party to be notified, with return receipt requested, (b) by delivering the same to such party, or an agent of such party, in person or by commercial delivery service or (c) by regular mail, facsimile transmission (with electronic confirmation), telegram or other commercially reasonably means (including electronic mail) addressed to the party to be notified. Notice sent by registered or certified mail in the manner hereinabove described shall be effective on the earlier of the third (3rd) business day after such deposit or the actual receipt thereof.  Notice given by delivery service shall be effective upon delivery or attempted delivery and notice given in any other manner shall be effective only if and when received by the party to be notified.  For the purposes of Notice, the addresses of the parties shall, until changed as provided below, be as follows:

Seller:                                                                                                              6800 Preston Limited

Attention:  James M. Eidson, Jr.

3116 Purdue Avenue

Dallas, Texas 75225

Telephone:  (214) 559-6100

Facsimile:   1 (866) 823-3111

Email: jeidson@precedentllc.com

With a copy to:                                                            Bryan C. Birkeland

Jackson Walker L.L.P.

901 Main Street, Suite 6000

Dallas, Texas 75202

Telephone: (214) 953-5934

Facsimile:   (214) 661-6605

Email: bbirkeland@jw.com

Purchaser:                                                                                       Physicians Realty L.P.

250 East Wisconsin, Suite 1900

Milwaukee, WI 53202-6613

Attention: John Thomas

Telephone: (414) 978-6494

Facsimile:

Email: jtt@docreit.com

With a copy to:                                                            Bradley D. Page

Davis & Kuelthau

111 E. Kilbourn Avenue, Suite 1400

Milwaukee, WI 53202-6613

Telephone: (414) 225-1424

Facsimile:  (414) 278-3624

Email: bpage@dkattorneys.com

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America, by not less than ten (10) days prior written notice to the other party.

9.06                       Brokerage Commissions.  Seller represents to Buyer that Seller has engaged the brokerage services of Newmark Grubb Knight Frank (“Broker”) and that Seller shall be solely responsible for all fees, costs, commissions and any and all other amounts due and payable to Broker, which shall be paid to Broker per the terms of Exclusive Listing Agreement dated May 21, 2013.  Seller shall deliver an executed broker’s lien affidavit from Broker on or before Closing.  Additionally, each party shall indemnify, defend and hold the other party harmless from and against the payment of any commission to any person or entity claiming, or alleging to claim, by, through or under the indemnifying party.

9.07                        Time.  Time is of the essence in all things pertaining to the performance of this Agreement.

9.08                        Survival of Obligations.  Except as expressly provided in this Agreement, the terms, conditions, warranties, representations, obligations and rights set forth herein shall be deemed terminated at the time of the Closing, and shall merge into the various documents executed and delivered at the time of the Closing.

9.09                        APPLICABLE LAW; VENUE.  THE CONSTRUCTION, ENFORCEMENT, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY

THE LAWS OF THE STATE OF TEXAS. THE OBLIGATIONS OF THE PARTIES ARE PERFORMABLE, AND VENUE FOR ANY LEGAL ACTION ARISING OUT OF THIS AGREEMENT SHALL LIE, IN DALLAS COUNTY, TEXAS.

9.10                        Headings.  The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matters to be construed in interpreting this Agreement.

9.11                        Terminology.                  Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation” unless otherwise qualified.

9.12                        Construction of Agreement.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by legal counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

9.13                        Severability.  If anyone or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

9.14                        Counterpart Execution.  This Agreement may be executed in several counterparts, each of which shall be fully executed as an original and all of which together shall constitute one and the same instrument.  A facsimile or electronically transmitted signature shall be regarded for all purposes as the original.

9.15                       Further Acts.  In addition to the acts recited in this Agreement to be performed by Seller and Purchaser, Seller and Purchaser agree to perform or cause to be performed, without cost or expense, at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

9.16                       Litigation.  In the event of litigation between the parties with respect to the Property, this Agreement, the Earnest Money, the performance of the obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees and expenses and court costs (which prevailing party need not recover damages).

9.17                       Benefit.  This Agreement is for the benefit only of the parties hereto or their respective heirs, personal representatives, successors and permitted assigns, and no other person or entity shall be entitled to rely hereon, receive any benefit here from or enforce against any party hereto any provision hereof.

9.18                       Assignment.  Purchaser may not assign this Agreement without the consent of the Seller, which consent Seller shall have no obligation to grant. Notwithstanding the foregoing, Purchaser may assign or otherwise transfer its interest under this Agreement to a wholly owned affiliate of Purchaser or to entity formed and owned by Purchaser or under common ownership control by Purchaser’s parent for the purpose of taking title to the Property.  In the event of any such assignment, Purchaser shall not be relieved of any duties and obligations hereunder.

9.19                       Form of Instruments.  Except as otherwise provided herein, all instruments to be furnished hereunder shall be prepared in such form as is reasonably acceptable to the party receiving such instrument.

9.20                        Tenders of Performance.  All tenders of performance shall be made at the Closing and at or before the time specified for the Closing.

9.21                        Legal Holidays and Business Days.  If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any federal holiday for which financial institutions or post offices in Dallas, Texas are generally closed for observance thereof. As used herein, the term “business day” shall mean a day which is not a Saturday, Sunday or legal holiday.

9.22                       Nonwaiver.  Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of its rights hereunder unless such waiver is in writing and signed by the party waiving such right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right shall operate as a waiver of such right or of any other right.  A waiver on anyone occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. Except as otherwise provided in Sections 7.01 and 7.02 hereof, all rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, will be cumulative and may be exercised separately or concurrently.

9.23                       Like-Kind Exchange.  Either party shall have the right to elect to consummate the transaction contemplated by this Agreement by means of a tax-free, like-kind exchange. It is understood that any such exchange shall be accomplished through a separate intermediary and that the other party would not be obligated to step into the chain of title of the replacement property or to incur any cost or assume any obligation in connection with any such exchange beyond the costs and obligations directly related to the acquisition of the Property, and in no event shall the Closing be postponed due to any such like-kind exchange.

9.24                       Effective Date; Acceptance.  The effective date (the “Effective Date”) of this Agreement shall be the date that the Escrow Agent receives and receipts one or more counterparts of this Agreement which have been signed by both Seller and Purchaser.  If the

Effective Date has not occurred on or before August 22, 2013, neither party shall have any obligations to the other except as expressly survive pursuant to the Other Agreements.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed in multiple counterparts (each of which is to be deemed an original for all purposes) by the parties hereto on the respective date appearing below each party’s signature to be effective on the Effective Date.

SELLER:

6800 Preston Limited, a Texas limited partnership
By Plano DeSoto Partners I, LLC,
Its sole general partner

By:	/s/ James M. Eidson
James M. Eidson, Jr., Manager

Date:	August 21, 2013

PURCHASER:

Physicians Realty, L.P.,
a Delaware limited partnership

By:	/s/ John T. Thomas
Name:
	Title:	President and Chief Executive Officer

Date:	August 21, 2013

ESCROW AGENT RECEIPTS

The undersigned Escrow Agent acknowledges receipt of this Agreement of Sale and Purchase and agrees to be bound by the terms of this Agreement this                day of August, 2013.

FIRST AMERICAN TITLE
INSURANCE COMPANY

By:
Name:
Title:

The undersigned Escrow Agent acknowledges receipt of the Earnest Money this              day of August, 2013.

FIRST AMERICAN TITLE
INSURANCE COMPANY

By:
Name:
Title:

Notice to Escrow Agent. Upon receipt of counterparts of this Agreement of Sale and Purchase, please deliver a certified copy of a dated and executed copy of this Agreement to each of the addressees in Section 9.05 hereof.

EXHIBIT “A”

PROPERTY DESCRIPTION

PRESTON ROAD
TENNYSON PARKWAY

PROPERTY DESCRIPTION

SURVEYOR'S CERTIFICATE

LOCATION MAP
(NTS)

LEGEND

ALTA/ACSM LAND TITLE SURVEY

EXHIBIT “B”

INTENTIONALLY OMITTED

EXHIBIT “C”

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

                                                                        , a                                                                          (“Grantor”), for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto                                                               , a                                                                          (“Grantee”) the real property in                      County, Texas, fully described in Exhibit A hereto and all improvements located thereon, together with (i) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the land, and (ii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Grantor, either at law or in equity, in possession or in expectancy, in and to any land lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the land and in and to any strips or gores of land estate adjoining the land described herein (collectively, the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B hereto, to the extent the same are validly existing and applicable to the Property (collectively, the “Permitted Exceptions”).  This conveyance is also being made by Grantor and accepted by Grantee subject to taxes for the year 20      , the payment of which Grantee assumes.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

GRANTOR AND GRANTEE EXPRESSLY AGREE THAT THE PROPERTY IS SOLD ON AN “AS IS” BASIS ONLY WITH ALL FAULTS OF ANY KIND, INCLUDING ENVIRONMENTAL (WHETHER ABOVE, WITHIN OR UNDER THE SUBJECT PROPERTY).  GRANTOR EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FITNESS, ENVIRONMENTAL COMPLIANCE, AREA, CONDITION, QUALITY, QUANTITY, CHARACTER, SIZE, DESCRIPTION, MERCHANTABILITY OR HABITABILITY OF THE PROPERTY OR OTHERWISE.  GRANTEE WAIVES ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED.  GRANTEE WILL NOT RELY ON ANY STATEMENTS, REPRESENTATIONS OR DOCUMENTS EXCEPT BASED ON ITS INDEPENDENT INVESTIGATION.

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Grantee acknowledges that Grantor would have required a substantially higher purchase price if warranties or representations were required, other than as contained herein, and that the consideration paid as represented by the purchase price reflects the value of the Property without any representations or warranties.

Grantee represents that it is knowledgeable in commercial real estate matters, specifically properties similar to the Property.  Grantee represents and covenants it carefully inspected the Property and consulted with competent professionals before determining to proceed with the purchase.  Grantee did not rely on any statements, facts or representations, oral or written or written materials provided by Grantor to Grantee.  Grantee represents to Grantor that its purchase of the Property is made with full knowledge of its current condition, that Grantee has extensively inspected the Property and is fully familiar with its defects and, considering the foregoing, Grantee desires to purchase the Property with full knowledge of its condition and defects.

Grantee’s address is:                                                                                            .

EXECUTED to be effective as of the              day of                              , 2013.

GRANTOR:

, a

By:
Name:
Title:

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ACKNOWLEDGEMENT:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the       day of                             , 2013, by                                                                       ,                                                       of                                                                       , a                                                       , on behalf of said                                                                         .

Notary Public, State of

My Commission Expires:

EXHIBITS:

A - Property Description

B - Permitted Exceptions

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EXHIBIT “D”

BLANKET CONVEYANCE, BILL OF SALE, AND ASSIGNMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

This BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT (this “Assignment”) is executed by                                                               , a                                                                           (“Seller”), in favor of                                               , a                                                (“Purchaser”).

RECITALS:

A.                                    Seller and                                            (“Original Purchaser”) entered into that certain Agreement of Purchase and Sale dated as of                                   , 20     (as amended, the “Contract”), in which Seller agreed to sell and Original Purchaser agreed to purchase the real property more particularly described in Exhibit A attached to the Contract (the “Land”), together with all improvements of any kind and nature located, in, on or under the Land (the “Improvements” and, together with the Land, collectively, the “Real Property”).

B.                                    Original Purchaser assigned its interest in the Contract to Purchaser pursuant to that certain Assignment of Agreement of Purchase and Sale dated as of                           , 20    .

C.                                    Pursuant to the Contract, Seller has agreed to assign to Purchaser all of Seller’s right, title and interest, if any, in and to the Property (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.                                      Property Defined.  As used herein, the term “Property” shall mean all of Seller’s right, title and interest in and to the following property:

a.                                      Personal Property.  All equipment, furnishings, materials, and other tangible personal property placed or installed on or about the Real Property and used as part of or in connection therewith, and any and all building and site plans, construction specifications, prior surveys and similar items pertaining to the Property, including, without limitation, the items listed on Schedule A attached hereto.

b.                                      Warranties.  All assignable warranties and guaranties relating to the Real Property or the construction thereof.

c.                                       Property Contracts.  All statutory and contract rights related to the construction, operation, ownership, maintenance, use, leasing, service or management of the

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Real Property, and any other agreements which are a part of the Real Property (but only to the extent assignable), each such contract being listed on Schedule B attached hereto.

2.                                      Assignment.  Seller hereby assigns, sells and transfers to Purchaser all of Seller’s right, title and interest in and to the Property.

TO HAVE AND TO HOLD the same unto Purchaser, and Purchaser’s successors and assigns, forever free, clear and discharged of all former grants, charges, taxes, judgments, mortgages, liens and encumbrances of whatsoever nature, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

SELLER AND BUYER EXPRESSLY AGREE THAT THE PROPERTY IS GRANTED, SOLD AND CONVEYED BY SELLER AND ACCEPTED BY BUYER ON AN “AS IS” BASIS ONLY.  BUYER HAS EXAMINED AND HAS DETERMINED THAT ALL ASPECTS OF THE CONDITION OF THE PROPERTY ARE SATISFACTORY TO BUYER.  SELLER EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE STATE OF THE PROPERTY, ITS AREA, CONDITION, QUALITY, QUANTITY, CHARACTER, SIZE, DESCRIPTION OR SUITABILITY OR FITNESS FOR ANY USE OR PURPOSE, WHETHER EXISTING OR CONTEMPLATED, EXCEPT FOR WARRANTIES OF TITLE AS SPECIFICALLY SET FORTH IN THIS BILL OF SALE AND ASSIGNMENT OF LEASES AND RENTS AND THE SPECIAL WARRANTY DEED.

3.                                      Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court.

4.                                      Applicable Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas.

5.                                      Titles and Section Headings.  Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

6.                                      Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

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EXECUTED to be effective as of the        day of                             , 20      .

SELLER:

, a

By:
Name:
Title:

3

ACKNOWLEDGEMENT:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the            day of              , 20      , by                                                                         ,                                                       of                                                                         , a                                                       , on behalf of said                                                                         .

Notary Public, State of

My Commission Expires:

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EXHIBIT “E”

ASSIGNMENT AND ASSUMPTION OF LEASES

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is entered into by and between                                                               , a                                                                          (“Assignor”), and                                               , a                                                (“Assignee”).

RECITALS:

A.                                    Assignor and                                                    (“Original Assignee”) entered into that certain Agreement of Purchase and Sale dated as of                                   , 20       (as amended, the “Contract”), in which Assignor agreed to sell and Original Assignee agreed to purchase the real property more particularly described in Exhibit A attached to the Contract, together with all improvements of any kind and nature located thereon (collectively, the “Property”).

B.                                    Original Assignee assigned its interest in the Contract to Assignee pursuant to that certain Assignment of Agreement of Purchase and Sale dated as of                           , 20    .

C.                                    Assignor or Assignor’s predecessors in interest have entered into those certain leases or rental agreements described on Schedule A attached hereto and made a part hereof relating to the leasing of space at the Property and all of the rights, interests, benefits and privileges of the landlord thereunder (the “Leases”).

D.                                    Assignor is the present owner of all rights, title, and interest of the landlord under the Leases.

E.                                     Assignor desires to transfer and assign all of Assignor’s right, title and interest as the landlord in and to the Leases and, to the extent Assignee has not received a credit therefor under the Contract, all prepaid rents and security and other deposits held by Assignor under the Leases and not credited or returned to tenants, subject to all of the terms conditions, reservations and limitations set forth in the Leases.

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Assignment.  Assignor hereby ASSIGNS, TRANSFERS and DELIVERS unto Assignee the Leases and, to the extent Assignee has not received a credit therefor under the Contract, all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from tenants under the Leases or otherwise and whether held as security for the

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performance of the obligations of a tenant or tenants under the Leases,  plus any interest accrued thereon (excluding, however, any non-refundable deposits or fees paid by tenants under the Leases to Assignor, either pursuant to the Leases or otherwise), each to the extent not credited or returned to tenants, subject to all of the terms conditions, reservations and limitations set forth in the Leases.

2.                                      Assumption.  Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions required to be performed on the part of the landlord accruing under the Leases on and after the date hereof in accordance with the terms thereof.

3.                                      Indemnities.  Assignor covenants and agrees to indemnify, defend and hold harmless Assignee from and against any and all losses, liabilities, claims, or causes of action existing in favor of or asserted by any tenant under the Leases arising out of or related to Assignor’s failure to perform any of the obligations of the landlord accruing or arising under the Leases prior to the date hereof or because of any other breach of the landlord under the Leases accruing or arising during the period prior to the date hereof.  Assignee covenants and agrees to indemnify, defend and hold harmless Assignor from and against any and all losses, liabilities, claims, or causes of action existing in favor of or asserted by any tenant under the Leases arising out of or related to Assignee’s failure to perform any of the obligations of the landlord accruing or arising under the Leases on or after the date hereof or because of any other breach of the landlord under the Leases accruing or arising during the period on or after the date hereof.

4.                                      Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court.

5.                                      Applicable Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas.

6.                                      Titles and Section Headings.  Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

7.                                      Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

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EXECUTED to be effective as of the       day of                           , 20      .

ASSIGNOR:

, a

By:
Name:
Title:

ASSIGNEE:

, a

By:
Name:
Title:

SCHEDULES:

A - Rent Roll

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EXHIBIT “F”

TENANT NOTIFICATION LETTER

                         , 20

Dear                                 :

You are hereby notified that                                                                         , a                                                        (“Seller”), the current owner of                                                            located at                                        in                             ,                            County, Texas (the “Property”), and the current owners of the landlord’s interest in your lease in the Property, has sold the Property to                                               , a                                                (“New Owner”), as of the above date.  In connection with such sale, Seller has assigned and transferred its interest in your lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease to repay or account for any security deposits thereunder) from and after such date.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, (b) your insurance policy or policies required to be maintained by you under the lease shall be amended to name New Owner as an additional insured (please provide a certificate of insurance evidencing such coverage within thirty (30) days after the date of this letter), and (c) all the obligations of the landlord under the lease, including any obligations to repay or account for any security deposits hereunder, shall be the binding obligation of New Owner and its successors and assigns.  Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is as set forth on Exhibit A hereto.

Additionally, effective immediately, [Insert Name Of Management Company], is no longer the manager of                                                           .  The new manager is                                                   .

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

1

SELLER:

, a

By:
Name:
Title:

NEW OWNER:

, a

By:
Name:
Title:

EXHIBITS:

A - Address of New Owner

2

EXHIBIT A

ADDRESS OF NEW OWNER

For All Notices:

Attention:
Telephone: - -
Telecopy: - -

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EXHIBIT “G”

SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the            day of August, 2013, between REGIONS BANK, an Alabama state banking corporation, as Administrative Agent (“Agent”), and LIFECARE HOSPITALS OF NORTH TEXAS, L.P., a Texas limited partnership (“Tenant”).

RECITALS

A.                                    Tenant is the tenant under that certain Lease Agreement, dated November 14, 2001 (the “Lease”), with 6800 Preston Limited, a Texas limited partnership (“Landlord”), as successor landlord to Turner Windham, L.L.C., a Louisiana limited liability company, and Meadowbrook Equities Limited, a Texas limited partnership, as amended by First Amendment and Assignment and Assumption of Lease Agreement dated December 7, 2001, Second Amendment to Lease Agreement dated May 28, 2002, and Third Amendment to the Lease dated June 7, 2012, for the premises described in the Lease (the “Premises”) located on that certain real property known as the LifeCare Hospitals of Plano located at 6800 Preston Road in the City of Plano, Collin County, Texas, and more particularly described in Exhibit A attached hereto and made a part hereof (such building, including the Premises, is hereinafter referred to as the “Property”).

B.                                    This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Agent and certain other lenders to Landlord, to be secured by, among other things, a first mortgage or deed of trust on the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located.

C.                                    Tenant acknowledges that Agent will rely on this Agreement in making the Loan to Landlord.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Tenant agrees that the Lease is and shall be subject and subordinate to the Mortgage and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Mortgage, to the full extent of all amounts secured by the Mortgage from time to time.  Said subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

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2.                                      Agent agrees that, if the Agent exercises any of its rights under the Mortgage, including an entry by Agent pursuant to the Mortgage or a foreclosure of the Mortgage, Agent shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3.                                      Tenant agrees that, in the event of a foreclosure of the Mortgage by Agent or the acceptance of a deed in lieu of foreclosure by Agent or any other succession of Agent to fee ownership, Tenant will attorn to and recognize Agent as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.                                      Tenant agrees that, in the event Agent succeeds to the interest of Landlord under the Lease, Agent shall not be:

(a)                                 liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), except for defaults related to Landlord’s repair and/or maintenance obligations under the Lease which are continuing at the time Agent succeeds to the interest of Landlord under the Lease, or

(b)                                 subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)                                  bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such monies are actually received by Agent, or

(d)                                 bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior Landlord’s interest, or

(e)                                  accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Agent, or

(f)                                   bound by any surrender, termination or material amendment or modification of the Lease made without the consent of Agent to the extent such surrender, termination or material amendment or modification of the Lease was not provided for under the terms of the Lease (i.e. options to extend or terminate).

5.                                      Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Agent, be limited to insurance proceeds or eminent domain awards received by Agent after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

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6.                                      Tenant hereby agrees to give to Agent copies of all written notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Agent.  Agent shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Agent such additional period of time as may be reasonable to enable Agent to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Agent of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Agent, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Agent, as long as Agent, in good faith, shall have notified Tenant that Agent intends to institute proceedings under the Mortgage, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Agent’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Agent or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease.  Agent shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Mortgage.

7.                                      Tenant hereby consents to the assignment of leases and rents in the Mortgage from Landlord to Agent in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Agent solely as security for the purposes specified in said assignments, and Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing or unless Agent or its designee or nominee becomes, and then only with respect to periods in which Agent or its designee or nominee becomes, the fee owner of the Premises.  Tenant agrees that upon receipt of a written notice from Agent of a default by Landlord under the Loan, Tenant will thereafter, if requested by Agent, pay rent to Agent in accordance with the terms of the Lease.

8.                                      The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Agent’s prior written consent in each instance.

9.                                      Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized

3

commercial courier service providing for a receipt, addressed to Tenant or Agent, as the case may be, at the following addresses:

If to Tenant:	LifeCare Hospitals of North Texas, L.P.

Attention: Administrator

5340 Legacy Drive — Suite 150

Plano, TX 75024

with a copy to:	LifeCare Management Services, L.L.C.

Attention: Erik Pahl

5340 Legacy Drive — Suite 150

Plano, TX 75024

If to Agent:	Regions Bank

Attention:

10.                               The term “Agent” as used herein includes any successor or assign of the named Agent herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Agent’s consent to any assignment or other transfer by Tenant or Landlord.

11.                               If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Agent.

12.                               Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing

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executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

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Witness the execution hereof as of the date first above written.

AGENT:

REGIONS BANK,
an Alabama state banking corporation,
as Administrative Agent

By:

Name:

Title:

TENANT:

LIFECARE HOSPITALS OF NORTH TEXAS, L.P.,
a Texas limited partnership:

By:	LifeCare Holding Company of Texas, L.L.C.,
a Nevada limited liability company,
its General Partner

By:	LifeCare Management Services, L.L.C.,
a Louisiana limited liability company,
its Manager

By:

Name:

Title:

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The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

6800 PRESTON LIMITED, a Texas limited partnership

By:	Plano Desoto Partners I, LLC,
a Texas limited partnership, its sole
general partner

By:
Name:
Title:

7

STATE OF	)
) SS.
COUNTY OF	)

On , 20 , personally appeared the above-named , the of REGIONS BANK, an Alabama state banking corporation, and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:
STATE OF	)
) SS.
COUNTY OF	)

On , 20 personally appeared the above-named , the , of and acknowledged the foregoing to be the free act and deed of said , before me.

Notary Public
My commission expires:
STATE OF	)
) SS.
COUNTY OF	)

On , 20 personally appeared the above-named , the , of and acknowledged the foregoing to be the free act and deed of said , before me.

Notary Public
My commission expires:

8

EXHIBIT “H”

ESTOPPEL

ESTOPPEL CERTIFICATE

This Certificate is given to REGIONS BANK, an Alabama state banking corporation, as administrative agent for itself as a lender and certain other lenders (the “Agent”) and PHYSICIANS REALTY L.P., a Delaware limited partnership (the “Purchaser”), by LIFECARE HOSPITALS OF NORTH TEXAS, L.P., a Texas limited partnership (the “Tenant”), with the understanding that Agent and its counsel will rely on this Certificate in connection with a loan (the “Loan”) to be secured by a mortgage or deed of trust on that certain real property commonly known as the LifeCare Hospitals of Plano located at 6800 Preston Road in the City of Plano, Collin County, Texas (the “Property”).

Tenant hereby certifies as follows:

The undersigned is the Tenant under that certain Lease Agreement, dated November 14, 2001, as amended (the “Lease”), between 6800 Preston Limited, a Texas limited partnership (Landlord), as assignee of Turner Windham, L.L.C., a Louisiana limited liability company, and Meadowbrook Equities Limited, a Texas limited partnership, as landlord, and Tenant, as tenant.  A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto.  The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the Premises (as defined in Section 1(t) of the Lease).  There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except the First Amendment and Assignment and Assumption of Lease Agreement dated as of December 7, 2001, the Second Amendment to Lease Agreement dated as of May 28, 2002, the Acceptance of Premises Memorandum dated as of December 6, 2002, and the Third Amendment to the Lease dated as of June 7, 2012.

Lease terms: The commencement date of the term of the Lease (the “Lease Term”) is January 1, 2013. The expiration date of the term of the Lease is December 31, 2022.  The monthly rent (“Monthly Rent”) for the Lease Term is as follows:

Time Period	Monthly Rent Amount

January 1, 2013 through December 31, 2013	$118,750.00

January 1, 2014 through December 31, 2014	$122,312.50

January 1, 2015 through December 31, 2015	$125,981.88

January 1, 2016 through December 31, 2016	$129,761.33

January 1, 2017 through December 31, 2017	$133,654.17

January 1, 2018 through December 31, 2018	$137,663.80

January 1, 2019 through December 31, 2019	$141,793.71

January 1, 2020 through December 31, 2020	$146,047.52

January 1, 2021 through December 31, 2021	$150,428.95

January 1, 2022 through December 31, 2022	$154,941.82

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Monthly Rent is due and payable to Landlord on the first day of each calendar month during the Lease Term.  Tenant is responsible for paying all Basic Operating Costs, as defined in Section 10 of the Lease, which includes, among other things, the following:

(a)         Costs of leasing or purchasing all supplies, tools, non-capital equipment and materials used in the operation, maintenance and repair of the Premises;

(b)         cost of all utilities for the Premises, including the cost of water and power, sewage, heating, lighting, air conditioning and ventilation for the Premises;

(c)          cost of all maintenance and service agreements for the Premises and surrounding grounds, including, but not limited to, janitorial service, security service, equipment leasing, energy management system leasing, landscape maintenance, alarm service, window cleaning, metal finishing and elevator maintenance;

(d)         cost of all insurance required to by maintained by Tenant;

(e)          all impositions and association dues and assessments attributable to the Premises or its operation; and

(f)           cost of repairs and general maintenance for the Premises (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties).

No rent has been prepaid except for the current month.  All rent has been paid through August 31, 2013. Tenant has paid a security deposit of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33).

Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except under Section 5 of the Lease, Tenant shall have two (2) options (each a “Renewal Option”) to extend the term of the Lease for a period of five (5) additional years each (each a “Renewal Term”), upon the terms and conditions set forth in the Lease.

The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; Monthly Rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.

All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease.  There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord.  No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

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Tenant is not in default under the Lease.  Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.  Tenant is not insolvent and is able to pay its debts as they mature.  Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

Tenant hereby acknowledges and agrees that Tenant’s rights under the Lease shall be subject and subordinate to Agent’s rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the Loan.  Tenant shall attorn to and accept performance by Agent of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord.  In no event, however, shall Agent be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.

The terms “Agent” and “Purchaser” as used herein includes any successor or assign of the named Agent and/or Purchaser, and the term “Landlord” as used herein includes any successor or assign of the named Landlord.  The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

August       , 2013.

TENANT:

LIFECARE HOSPITALS OF NORTH TEXAS, L.P.,
a Texas limited partnership:

By:	LifeCare Holding Company of Texas, L.L.C.,
a Nevada limited liability company,
its General Partner

	By:	LifeCare Management Services, L.L.C.,
a Louisiana limited liability company,
its Manager

By:

Name:

Title:

3

Schedule 4.01(d)

Disclosure Materials

1. Existing Survey

2. LifeCare Lease

3. Property Tax Bills (2011 and 2012)

4. Property Insurance Certificates

5. Phase I Environmental Report

6. Certificate of Occupancy (shell)